PROXY STATEMENT
        PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                             (Amendment No. ______)

Filed by the  Registrant  [ X ]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
   [X]  Preliminary Proxy Statement
   [ ]  Confidential, for Use of the Commission Only (as permitted by Rule
          14a-6(e)(2))
   [ ]  Definitive Proxy Statement
   [ ]  Definitive Additional Materials
   [ ]  Soliciting Material Pursuant to Section  40.14a-11(c) or
         Section 240.14a-12

                            AURORA ACQUISITIONS, INC.
                 ----------------------------------------------
                (Name of Registrant as Specified In Its Charter)

-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)     Title of each class of securities to which transaction applies:

                  ------------------------------------  -----------------------
         (2)     Aggregate number of securities to which transaction applies:

                 -------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                 --------------------------------------------------------------
         (4)     Proposed maximum aggregate value of transaction:

                 --------------------------------------------------------------
         (5)     Total fee paid:

                 --------------------------------------------------------------
   [   ]    Fee paid previously with preliminary materials.

   [   ]    Check box if any part of the fee is offset as provided by Exchange
            Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:
         (2)      Form, Schedule or Registration Statement No.:
         (3)      Filing Party:
         (4)      Date Filed:

                            AURORA ACQUISITIONS, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 20, 1999

     Notice is hereby given that a Meeting of the Shareholders (the "Meeting") of Aurora Acquisitions, Inc., a Colorado corporation (the "Company"), will be held at 2:00 p.m. on May 20, 1999, at the offices of Schlueter & Associates, P.C., 1050 Seventeenth Street, Suite 1700, Denver, Colorado 80265, and any adjournments or postponements thereof (the "Annual Meeting") for the following purposes:

     1. To elect the following three (3) persons to serve as directors of the Corporation until the next Annual Meeting of Shareholders and thereafter until their successors shall have been elected and shall qualify: Michael J. DeLaney, David J. Gregarek, and Derrin R. Smith.

     2. To authorize the Board of Directors to effect a 1-for-3 reverse stock split (the "Reverse Stock Split") of the Company's outstanding Common Stock, with such post-split shares of Common Stock being referred to herein as the "New Common Stock" and to amend (the "Amendment") the Company's Articles of Incorporation, as amended, with respect thereto.

     3. To consider and act upon such other matters as may properly come before the Meeting or any adjournments thereof.

     Only shareholders of record at the close of business on April 26, 1999, shall be entitled to notice of and to vote at the Meeting or any adjournments thereof. All shareholders are cordially invited to attend the Meeting in person.

                                         By Order of the Board of Directors



                                         ---------------------------------------
                                         Michael J. DeLaney, President
April 29, 1999
Denver, Colorado

IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING AND WISH YOUR SHARES OF COMMON STOCK TO BE VOTED, YOU ARE REQUESTED TO SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. A RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THAT PURPOSE.

                            AURORA ACQUISITIONS, INC.
                       1050 Seventeenth Street, Suite 1700
                             Denver, Colorado 80265

                                 PROXY STATEMENT
                              Dated April 29, 1999

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 20, 1999

                                     GENERAL
                                     -------

     This Proxy Statement is being furnished to the shareholders of Aurora Acquistions, Inc., a Colorado corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") from holders (the "Shareholders") of outstanding shares of common stock, $.01 par value, of the Company (the "Common Stock"), for use at the Annual Meeting of the Shareholders to be held at 2:00 p.m. on May 20, 1999, at the offices of Schlueter & Associates, P.C., 1050 Seventeenth Street, Suite 1700, Denver, Colorado 80265, and any adjournments or postponements thereof (the "Annual Meeting"). This Proxy Statement, Notice of Annual Meeting of Shareholders and the accompanying Proxy Card are first being mailed to shareholders on or about April 29, 1999.

                       VOTING SECURITIES AND VOTE REQUIRED
                       -----------------------------------

     Only Shareholders of record at the close of business on April 26, 1999, (the "Record Date") are entitled to notice of and to vote the shares of Common Stock, $.01 par value, of the Company held by them on such date at the Meeting or any and all adjournments thereof. As of the Record Date, 3,060,000 shares of Common Stock were outstanding. There was no other class of voting securities outstanding at that date.

     Each share of Common Stock held by a Shareholder entitles such Shareholder to one vote on each matter that is voted upon at the Meeting or any adjournments thereof.

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. Assuming that a quorum is present, the affirmative vote of the holders of a majority of the shares of Common Stock outstanding will be required to authorize the Board of Directors to effect the Reverse Stock Split and to amend (the "Amendment") the Company's Articles of Incorporation, as amended, with respect thereto.

     Abstentions and broker "non-votes" will be counted toward determining the presence of a quorum for the transaction of business; however, abstentions will have the effect of a negative vote on the proposals being submitted. Abstentions may be specified on all proposals. A broker "non-vote" will have no effect on the outcome of any of the proposals.

     If the accompanying proxy is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the accompanying Proxy will vote "FOR" the election of the three nominees for directors of the Company, the Reverse Stock Split, and the amendment to the Company's Articles of Incorporation to effect the Reverse Stock Split and as recommended by the Board of Directors with regard to any other matters or, if no such recommendation is given, in their own discretion. The Company's officers and directors have advised the Company that they intend to vote their shares (including those shares over which they hold voting power), representing approximately 53.6% of the outstanding shares of Common Stock, in favor of the above proposal. Each Proxy granted by a Shareholder may be revoked by such Shareholder at any time thereafter by writing to the Secretary of the Company prior to the Meeting, or by execution and delivery of a subsequent Proxy or by attendance and voting in person at the Meeting, except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such Proxy.

     The cost of soliciting these Proxies, consisting of the printing, handling and mailing of the Proxy and related material, and the actual expense incurred by brokerage houses, custodians, nominees and fiduciaries in forwarding proxy materials to the beneficial owners of the shares of Common Stock, will be paid by the Company.

     In order to assure that there is a quorum, it may be necessary for certain officers, directors and other representatives of the Company to solicit Proxies by telephone or telegraph or in person. These persons will receive no extra compensation for their services.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT
                    ----------------------------------------

     The following table sets forth information as of the Record Date concerning: (i) each person who is known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock; (ii) each of the Company's executive officers and directors; and (iii) all executive officers and directors as a group. Common Stock not outstanding but deemed beneficially owned by virtue of the right of an individual to acquire shares within 60 days is treated as outstanding only when determining the amount and percentage of Common Stock owned by such individual. Except as noted, each person or entity has sole voting and sole investment power with respect to the shares shown.


                                                                    SHARES BENEFICIALLY OWNED
                                                                    -------------------------
                                                             Amount and Nature of       Percent of
Name                                 Position                Beneficial Ownership       Ownership
----                                 --------                --------------------       ---------

Michael J. DeLaney                   Director and                   10,000                 0.3%
P. O. Box 890261                     Executive Officer
Temecula, California  92589

David J. Gregarek                    Director and                1,570,208                 51.3%
71 Spyglass Drive                    Executive Officer
Littleton, Colorado  80123

Derrin R. Smith                      Director                       60,000                  2.0%
3746 East Easter Circle South
Littleton, Colorado  80122

Henry F. Schlueter(1)                Shareholder                 1,280,208                  41.8%
1050 17th Street, Suite 1700
Denver, Colorado  80265

Officers and Directors as a                                      1,640,208                  53.6%
Group (3 persons)

---------------------------------
(1) Includes 280,208 shares held of record by Mr. Schlueter's wife, Sandra Schlueter. Mr. Schlueter may be deemed to be the beneficial owner of these shares.

                                BOARD COMMITTEES

     The Board of Directors has not appointed, nor does it maintain, any committees.

                     COMPENSATION OF OFFICERS AND DIRECTORS

     None of the Company's officers and/or directors receives any compensation for his respective services rendered to the Company and, except as described below under the section entitled "Certain Transactions," the Company paid no cash or non-cash compensation to any officer or director during the fiscal years ended December 31, 1996, 1997, or 1998. All of the Company's officers and directors have agreed to act without compensation until authorized by the Board of Directors, which is not expected to occur until the Company has generated revenues from operations after consummation of a merger or acquisition. As of the date of this report, the Company has no funds available to pay directors. Further, none of the directors are accruing any compensation pursuant to any agreement with the Company.

     It is possible that persons associated with management may refer a prospective merger or acquisition candidate to the Company. In the event the Company consummates a transaction with any entity referred by associates of management, it is possible that such an associate will be compensated for their referral in the form of a finder's fee. It is anticipated that this fee will be either in the form of restricted Common Stock issued by the Company as part of the terms of the proposed transaction or will be in the form of cash consideration. However, if such compensation is in the form of cash, such payment will be tendered by the acquisition or merger candidate, because the Company has insufficient cash available. The amount of such finder's fee cannot be determined as of the date of this report, but is expected to be comparable to consideration normally paid in like transactions. No member of management of the Company will receive any finder's fee, either directly or indirectly, as a result of their respective efforts to implement the Company's business plan outlined herein.

     The Company has no retirement, pension, profit sharing, stock option or insurance or medical reimbursement plans or programs covering its officers and directors, and does not contemplate implementing any such plans at this time.

     No advances have been made or are contemplated by the Company to any of its officers or directors.

                              CERTAIN TRANSACTIONS

     On March 27, 1998, the Company issued 1,000,000 shares of its $.01 par value Common Stock to Mr. Henry F. Schlueter, the Company's legal counsel, as payment in full of an outstanding indebtedness in the amount of $10,000 for prior legal services rendered to the Company. On that same date, the Company issued 1,000,000 shares of its $.01 par value Common Stock to Mr. David J. Gregarek, the Secretary, Treasurer and a director of the Company, for consulting services rendered to the Company. On January 6, 1996, the Company issued and sold 510,000 shares of its $.01 par value Common Stock to two officers and directors of the Company in exchange for $5,100. In addition, the Company issued 250,000 shares of its $.01 par value Common Stock to the wife of the Company's legal counsel in exchange for $2,500 in cash. During the six months ended June 30, 1996, the Company paid A. Jay Boisdrenghien, the Company's former president, $3,000 for consulting services rendered to the Company. In addition, the Company paid the law firm of Schlueter & Associates, P.C. a retainer of $2,000. During the period ended December 31, 1995, the Company's former president, A. Jay Boisdrenghien, paid an expense for the Company totaling $1,500 in consideration for the issuance of 150,000 shares of its $.01 par value Common Stock. During 1996, a principal shareholder of the Company paid an expense of the Company in the amount of $1,500, which has been reflected as a contribution to capital in the Company's financial statements.

     From March 1992 until January 1993, the Company had a lease arrangement with its former president, A. Jay Boisdrenghien, providing for the rental of a portion of his business office as a temporary office for the Company, for $300.00 per month. During the year ended December 31, 1993, the president forgave $2,417 due to him by the Company for rental payments and other related expenses. The Company has no outstanding obligations under this lease. This lease cannot be considered the result of arms' length negotiations. However, management of the Company believes that the rent for its office and facilities was no higher than that which the Company would have been required to pay to unaffiliated parties for comparable facilities in the same locale. The Company is currently receiving office space and clerical services on a rent-free basis from its counsel, Schlueter & Associates, P.C. The Company does not anticipate changing this arrangement until the Company is able to conclude a merger or acquisition.

     During 1992, the Company paid $5,000 to a shareholder as compensation for services provided in organizational and fund-raising activities.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities and Exchange Act of 1934, as amended, generally requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities ("10% owners") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers, and 10% owners are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of copies of such reports furnished to the Company and verbal representations that no other reports were required to be filed during the fiscal year ended December 31, 1998, all Section 16(a) filing requirements applicable to its directors, executive officers and 10% owners were met, except that: David J. Gregarek, the Secretary, Treasurer, and a director of the Company, and Henry F. Schlueter, the holder of more than 10% of the Company's outstanding shares of Common Stock, failed to timely file Forms 4 and Forms 5 with the Securities and Exchange Commission with respect to the fiscal year ended December 31, 1998 to report their respective acquisitions of 1,000,000 shares of the Company's Common Stock. The Company has received representations from each other person who served during fiscal 1998 as an officer or director of the Company confirming that there were no transactions that occurred during the Company's most recent fiscal year which required the filing of a Form 5.

                                   PROPOSAL 1

                          ELECTION OF THREE (3) PERSONS
                      TO SERVE AS DIRECTORS OF THE COMPANY

     The Company's directors are elected annually to serve until the next succeeding annual meeting of shareholders and until his or her successor shall have been elected and shall qualify. The number of directors presently authorized by the Bylaws of the Company is three (3).

     Unless otherwise directed by shareholders, the proxy holders will vote all shares represented by proxies held by them for the election of the following nominees, all of whom are now members and constitute the Company's Board of Directors. The Company is advised that all nominees have indicated their availability and willingness to serve if elected. In the event that any nominee becomes unavailable or unable to serve as a director of the Company prior to the voting, the proxy holder will vote for a substitute nominee in the exercise of his best judgment.

INFORMATION CONCERNING NOMINEES

     Michael J. DeLaney has served as President and a director of the Company since January 6, 1996. Since 1980, Mr. DeLaney has been the owner and president of MD Sales, a sales representative and consulting firm for various companies in product development, sales and marketing. Mr. DeLaney will devote only such time as is available to the business of the Company. Since December 1997, Mr. DeLaney has been a controlling shareholder and sole officer and director of Boulder Capital Opportunities II, Inc., a blank check company which is an Exchange Act reporting company. Mr. DeLaney also has served on the Boards of Directors of the following blank check companies:

     Maui Capital Corporation ("Maui") conducted its initial public offering in May 1989 and raised gross proceeds of $250,000 through the sale of 50,000,000 units at $0.005 per unit, with each unit consisting of one share of common stock and one warrant to purchase common stock. Mr. DeLaney served as Vice President and a director of Maui from May 1990 until his resignation in September 1995 when Maui, through a wholly owned subsidiary, merged with Charter Communications International, Inc. In January 1996, Maui acquired 90% of the stock of Phoenix DataNet, Inc. ("PDN"). In March 1996, Maui merged with Phoenix Data Systems, Inc. ("Phoenix"), the former parent of PDN, and in conjunction with that merger, Maui acquired the remaining 10% of the stock of PDN. In May 1996, Maui changed its name to Charter Communications International, Inc. ("Charter") which currently trades on the Nasdaq Bulletin Board under the symbol CHTD.

     Parkway Capital Corporation ("Parkway") conducted its initial public offering in February 1988 and raised gross proceeds of $200,000 through the sale of 20,000,000 units at $0.01 per unit, each unit consisting of one share of common stock and two warrants to purchase common stock. Mr. DeLaney served as secretary/treasurer and a director of Parkway for a very brief period in 1994. In October 1994, Parkway was merged into QCS Corporation, which currently trades on the Nasdaq Bulletin Board under the symbol QCSC.

     David J. Gregarek has served as Secretary, Treasurer and a director of the Company since January 6, 1996. Mr. Gregarek is President and a director of Centennial Bankshares, an Exchange Act reporting company. Mr. Gregarek only devotes such time as is available to the business of the Company. Mr. Gregarek also has served on the Boards of Directors of the following blank check companies:

     Bellview Capital Corporation ("Bellview") conducted its initial public offering in August 1986 and raised gross proceeds of $150,000 through the sale of 15,000,000 units at $0.01 per unit, each unit consisting of one share of common stock and one warrant to purchase common stock. On February 27, 1987, Bellview acquired the assets of Associated Ancillary Service, Inc., and changed its name to Medical Ancillary Services, Inc. Mr. Gregarek served as a director of Medical Ancillary Services, Inc. until his resignation in August 1987. Medical Ancillary Services, Inc. is not an Exchange Act reporting company.

     Clearview Capital Corporation ("Clearview") conducted its initial public offering in June 1987 and raised gross proceeds of $200,000 through the sale of 20,000,000 units at $0.01 per unit, with each unit consisting of one share of common stock and two warrants to purchase common stock. Effective January 19, 1988, Clearview merged with Arriba Fajita, Inc., the operator of four restaurants in Austin, Texas, and changed its name to Arriba Fajita Holdings, Inc. Mr. Gregarek resigned from the Board of Directors of Arriba Fajita Holdings, Inc. in June 1988. Arriba Fajita Holdings, Inc. is not an Exchange Act reporting company.

     Ferrari Capital, Ltd. ("Ferrari") conducted its initial public offering in 1987 or early 1988 and raised gross proceeds of $125,000 through the sale of 12,500,000 units at $0.01 per unit, each unit consisting of one share of common stock and one warrant to purchase common stock. Mr. Gregarek resigned from the Board of Directors of Ferrari in 1989. Ferrari has been administratively dissolved by the Colorado Secretary of State.

     Parkway Capital Corporation ("Parkway") is described above in the resume of Michael J. DeLaney. Mr. Gregarek served as President and a director of Parkway from inception until March 1994 when Mr. Gregarek sold 19,160,000 shares of Parkway for a price of $0.001 per share, or $19,491, thereby effecting a change in control of Parkway, and resigned from its Board of Directors.

     Maui Capital Corporation ("Maui") is described above in the resume of Michael J. DeLaney. Mr. Gregarek served as President and a director of Maui from inception until September 1995 when Maui, through a wholly owned subsidiary, merged with Charter Communications International, Inc. and Mr. Gregarek resigned from its Board of Directors.

     JNS Marketing, Inc. ("JNS") conducted its initial public offering in July 1984 and raised gross proceeds of $283,320 through the sale of 283,320 units at $1.00 per unit, with each unit consisting of one share of common stock and two warrants to purchase common stock. From inception through the fiscal year ended September 30, 1988, JNS was engaged in the business of searching for and obtaining, on a buyout basis or a right to market basis, products to be sold to the general public primarily through the television media. Since 1989, JNS has not engaged in any business or had any revenues, and its sole activity has been to seek to acquire assets of or an interest in a company or venture actively engaged in a business generating revenues or having immediate prospects of generating revenues. JNS is an Exchange Act reporting company.

     Derrin R. Smith Ph.D. has served as a director of the Company since January 6, 1996. Dr. Smith has over 17 years of experience developing and directing strategic high technology programs and enterprises. This background includes domestic and international (Asia, South America and Middle East) activities for both government and the private sector. For the last five years, Dr. Smith has operated his own private company, DRS Sciences, Inc., which is engaged primarily in providing consulting services in the design and development of computer software, the integration of such software with the hardware platforms utilized by his clients, and in investment banking services for high technology ventures. In June of 1998, Dr. Smith's company entered into an agreement with CeBourn Ltd., an investment banking firm specializing in telecommunications, software, and high technology under which Dr. Smith serves as CeBourn's chief economist. Dr. Smith devotes his time substantially full-time to CeBourn Ltd. under this agreement. Prior to commencing active operations of his own company, Dr. Smith was employed by M.I.T.R.E. Corporation in various capacities. Dr. Smith is currently providing consulting services to several companies. Dr. Smith will devote only such time as is necessary to the business of the Company.

Board Recommendation

         The Board recommends a vote FOR the election of each of the three nominees for directors of the Company.

                                   PROPOSAL 2

                          PROPOSED REVERSE STOCK SPLIT

     The Company's plan of operation includes its intention to seek to acquire assets or shares of an entity actively engaged in business which generates revenues, in exchange for its securities. The Company has recently entered into a letter of intent with a private company which provides for the merger of a wholly-owned subsidiary of the Company, which has yet to be organized, with and into the private company. The private company would be the surviving entity and, therefore, would become a wholly-owned subsidiary of the Company. The letter of intent contains several major conditions to the merger including but not limited to (i) the conversion of $1,500,000 of debt and liabilities to 200,000 shares of the Company's Common Stock plus $500,000; (ii) the conversion of $1,000,000 principal amount of Promissory Notes to stock; and (iii) completion of a one-for three reverse split of the Company's Common Stock (the "Reverse Stock Split"), which requires approval of the Company's shareholders. Although management of the Company is diligently pursuing consummation of the merger, management cannot predict whether the conditions to the merger, some of which are beyond the control of the Company, will be met or whether the merger will be consummated. If the merger is not consummated, management intends to continue seeking an alternate business opportunity. The Board of Directors has authorized, subject to Shareholder approval, the 1-for-3 Reverse Stock Split of the Company's outstanding Common Stock.

     If the Reverse Stock Split is approved by the Shareholders at the Meeting, it will become effective upon filing the appropriate amendment to the Company's Articles of Incorporation with the Colorado Secretary of State. The filing will be made as soon as practicable following approval by the Shareholders. The form of amendment to the Articles of Incorporation is attached as Exhibit A, and reference is made to the Amendment for the complete terms thereof.

Purposes And Effects Of The Reverse Stock Split

     The Company's Articles of Incorporation authorize the issuance of ten million (10,000,000) shares of Common Stock, $.01 value. As of the Record Date, 3,060,000 shares of Common Stock were issued and outstanding. Consummation of the Reverse Stock Split will not alter the number of authorized shares of Common Stock, which will remain ten million (10,000,000) shares. The Reverse Stock Split will reduce the number of shares of Common Stock outstanding from 3,060,000 shares (as of the Record Date) to approximately 1,020,000 shares (assuming that no additional shares of Common Stock are issued by the Company after the Record Date) and will increase the number of authorized and unissued shares of Common Stock from 6,940,000 (as of the Record Date) to approximately 8,980,000 (assuming that no additional shares of Common Stock are issued by the Company after the Record Date). Therefore, the Reverse Stock Split will better position the Company for a merger or acquisition by enabling the Company to issue a larger number of shares in such a transaction. The Common Stock will continue to be $.01 par value Common Stock following the Reverse Stock Split.

     At the Effective Date, each share of Common Stock of the Company issued and outstanding immediately prior thereto (the "Old Common Stock"), will be reclassified as and changed into one-third (1/3) of a share of the Company's Common Stock, $.01 value per share (the "New Common Stock"), subject to the treatment of fractional share interests as described below. Shortly after the Effective Date, the Company will send transmittal forms to the holders of the Old Common Stock to be used in forwarding their certificates formerly representing shares of Old Common Stock for surrender and exchange for certificates representing whole shares of New Common Stock. No certificates or scrip representing fractional share interests in the New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote or to any rights of a shareholder of the Company. In lieu of any such fractional share interest, each holder of Old Common Stock who would otherwise be entitled to receive a fractional share of New Common Stock will, in lieu thereof, receive one full share upon surrender of certificates formerly representing Old Common Stock held by such holder.

Federal Income Tax Consequences of the Reverse Stock Split

     The following is a summary of the material federal income tax consequences of the proposed Reverse Stock Split. This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations and proposed regulations, court decisions and current administrative rulings and pronouncements of the Internal Revenue Service ("IRS"), all of which are subject to change, possibly with retroactive effect, and assumes that the New Common
Stock will be held as a "capital asset" (generally, property held for investment) as defined in the Code. Holders of Old Common Stock are advised to consult their own tax advisers regarding the federal income tax consequences of the proposed Reverse Stock Split in light of their personal circumstances and the consequences under state, local and foreign tax laws.

     1.   The reverse  split will  qualify as a  recapitalization  described  in
          Section 368(a)(1)(E) of the Code.

     2. No gain or loss will be recognized by the Company in connection with the reverse split.

     3. No gain or loss will be recognized by a Shareholder who exchanges all of his shares of Old Common Stock solely for shares of New Common Stock.

     4. The aggregate basis of the shares of New Common Stock to be received in the Reverse Stock Split (including any whole shares received in lieu of fractional shares) will be the same as the aggregate basis of the shares of Old Common Stock surrendered in exchange therefor.

     5. The holding period of the shares of New Common Stock to be received in the Reverse Stock Split (including any whole shares received in lieu of fractional shares) will include the holding period of the shares of Old Common Stock surrendered in exchange therefor.

THE FOREGOING SUMMARY IS INCLUDED FOR GENERAL INFORMATION ONLY. ACCORDINGLY, EACH HOLDER OF COMMON STOCK OF THE COMPANY IS URGED TO CONSULT WITH HIS OWN TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT, INCLUDING THE APPLICATION AND EFFECT OF THE LAWS OF ANY STATE, MUNICIPAL, FOREIGN OR OTHER TAXING JURISDICTION.

Board Recommendation

     The Board recommends a vote FOR the adoption of the Reverse Stock Split and the amendment to the Articles of Incorporation to effect the Reverse Stock Split and each of the resolutions with respect thereto set forth in Exhibit B hereto.

                                     GENERAL

Other Matters

     The Board of Directors does not know of any matters that are to be presented at the Annual Meeting other than those stated in the Notice of Annual Meeting and referred to in this Proxy Statement. If any other matters should properly come before the Meeting, it is intended that the proxies in the accompanying form will be voted as the persons named therein may determine in their discretion.

Shareholder Proposals

     If any Shareholder of the Company intends to present a proposal for consideration at the 2000 Annual Meeting of Shareholders and desires to have such proposal included in the proxy statement and form of proxy distributed by the Board of Directors with respect to such meeting, such proposal must be received at the Company's offices, c/o Schlueter & Associates, P.C., 1050 Seventeenth Street, Suite 1700, Denver, Colorado 80265, Attention: Henry F. Schlueter, not later than March 31, 2000.

                                    By Order of the Board of Directors



                                    Michael J. DeLaney, President

                                    EXHIBIT A

                              ARTICLES OF AMENDMENT
                                       OF
                          THE ARTICLES OF INCORPORATION
                                       OF
                            AURORA ACQUISITIONS, INC.

     Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation has adopted the following Articles of Amendment to its Articles of Incorporation.

     FIRST: The name of the Corporation is Aurora Acquisitions, Inc.

     SECOND: The Articles of Incorporation of the Corporation are hereby amended, and a reverse stock split in the ratio of 1-for-3 is hereby effected, by the addition of the following provision as the second paragraph of Section 1 of Article IV thereof:

     "Reverse Stock Split. Simultaneously with the effective date of this amendment (the "Effective Date"), each share of the Corporation's Common Stock, $.01 value, issued and outstanding immediately prior to the Effective Date (the "Old Common Stock") shall automatically and without any action on the part of the holder thereof be reclassified as and changed, pursuant to a reverse stock split (the "Reverse Stock Split"), into a fraction thereof of 1/3 of a share of the Corporation's outstanding Common Stock, $.01 value (the "New Common Stock"), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the "Old Certificates," whether one or more) shall be entitled to receive, upon surrender of such Old Certificates to the Corporation's Transfer Agent for cancellation, a certificate or certificates (the "New Certificates," whether one or more) representing the number of whole shares of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. From and after the Effective Date, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a shareholder of the Corporation. Any fraction of a share of New Common Stock to which the holder would otherwise be entitled will be adjusted upward to the nearest whole share. If more than one Old Certificate shall be surrendered at one time for the account of the same Shareholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Corporation's Transfer Agent determines that a holder of Old Certificates has not tendered all his certificates for exchange, the Transfer Agent shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of one share. If any New Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer. From and after the Effective Date, the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law."

     THIRD: By written informal action, unanimously taken by the Board of Directors of the Corporation effective April 12, 1999, pursuant to and in accordance with Sections 7-108-202 and 7-110-103 of the Colorado Business Corporation Act, the Board of Directors of the Corporation duly adopted and recommended the amendment described above to the Corporation's shareholders for their approval.

     FOURTH: Notice having been properly given to the shareholders in accordance with Sections 7-107-105 and 7-110-103, at a meeting of shareholders held on May 17, 1999, the number of votes cast for the amendment by the shareholders entitled to vote on the amendment was sufficient for approval by the shareholders.

     IN WITNESS WHEREOF, Aurora Acquistions, Inc. has caused these presents to be signed in its name and on its behalf by Michael J. DeLaney, its President, and attested by David J. Gregarek, its Secretary, on this _______ day of _________________, 1999, and its President acknowledges that these Articles of Amendment are the act and deed of Aurora Acquistions, Inc. and, under the penalties of perjury, that the matters and facts set forth herein with respect to authorization and approval are true in all material respects to the best of his knowledge, information and belief.


ATTEST:                                      AURORA ACQUISTIONS, INC.



By:                                          By:
   ------------------------------                ------------------------------
     David J. Gregarek, Secretary                Michael J. DeLaney, President

                                    EXHIBIT B

                             THE REVERSE STOCK SPLIT

     RESOLVED, that the Board of Directors be, and it hereby is, authorized to effect a Reverse Stock Split in accordance with the following Resolutions.

     FURTHER   RESOLVED,   that  Article  IV  of  the   Company's   Articles  of
Incorporation be amended by the addition of the following provision as the second paragraph of Section 1 of Article IV:

     Simultaneously with the effective date of this amendment (the "Effective Date"), each share of the Corporation's Common Stock, $.01 value, issued and outstanding immediately prior to the Effective Date (the "Old Common Stock") shall automatically and without any action on the part of the holder thereof be reclassified as and changed, pursuant to a reverse stock split (the "Reverse Stock Split"), into a fraction thereof of 1/3 of a share of the Corporation's outstanding Common Stock, $.01 value (the "New Common Stock"), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the "Old Certificates," whether one or more) shall be entitled to receive, upon surrender of such Old Certificates to the Corrporation's Transfer Agent for cancellation, a certificate or certificates (the "New Certificates," whether one or more) representing the number of whole shares of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. From and after the Effective Date, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a shareholder of the Corporation. Any fraction of a share of New Common Stock to which the holder would otherwise be entitled will be adjusted upward to the nearest whole share. If more than one Old Certificate shall be surrendered at one time for the account of the same Shareholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Corporation's Transfer Agent determines that a holder of Old Certificates has not tendered all his certificates for exchange, the Transfer Agent shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of one share. If any New Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer. From and after the Effective Date, the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law.

     FURTHER RESOLVED, that at any time prior to the filing of the foregoing amendment to the Company's Articles of Incorporation effecting a Reverse Stock Split, notwithstanding authorization of the proposed amendment by the shareholders of the Company, the Board of Directors may abandon such proposed amendment without further action by the shareholders.

                                    APPENDIX
                            AURORA ACQUISITIONS, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                  May 20, 1999
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder of Aurora Acquisitions, Inc., a Colorado corporation (the "Company"), acknowledges receipt of the Notice of Meeting of Shareholders and Proxy Statement, dated April 29, 1999, and hereby appoints David J. Gregarek and Henry F. Schlueter, or either of them, each with the power of substitution, as Attorneys and Proxies to represent and vote all shares of Common Stock of the Company which the undersigned would be entitled to vote at the Annual Meeting of Shareholders, and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said Attorneys and Proxies may do or cause to be done by virtue thereof with respect to the following matters:

     1. Election of each of the following three (3) persons to serve as directors of the Corporation until the next Annual Meeting of Shareholders and thereafter until their successors shall have been elected and shall qualify:

                Michael J. DeLaney
                FOR  /___/           AGAINST  /___/            ABSTAIN  /___/

                David J. Gregarek

                FOR  /___/           AGAINST  /___/            ABSTAIN  /___/

                Derrin R. Smith

                FOR  /___/           AGAINST  /___/            ABSTAIN  /___/

     2. Approval of the Proposal to authorize the Board of Directors to effect a 1-for-3 Reverse Stock Split of the Company's outstanding Common Stock and to amend (the "Amendment") the Company's Articles of Incorporation, as amended, with respect thereto.
                FOR  /___/           AGAINST  /___/            ABSTAIN  /___/

     3. To act upon such other matters as may properly come before the Meeting or any adjournments thereof.

This Proxy, when properly executed, will be voted as directed. If no direction is indicated, the Proxy will be voted FOR the above proposal.

Dated:                        , 1999
       ----------------------                   --------------------------------

                                                --------------------------------

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if returned in the enclosed envelope and mailed in the United States.



  PLEASE SIGN, DATE AND MAIL THIS PROXY IMMEDIATELY IN THE ENCLOSED ENVELOPE.